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                                                                   EXHIBIT 10(B)




                          THE PROGRESSIVE CORPORATION
                             1995 GAINSHARING PLAN
                             ---------------------

1. The Progressive Corporation and its subsidiaries ("Progressive" or the "Company") have adopted The Progressive Corporation 1995 Gainsharing Plan (the "Plan") as part of their overall compensation program. The objective of the compensation program is to pay competitive base salaries and for gainsharing to bring total cash compensation to the top of the market when Core Business and Division performance meets expectations. Participants will have the opportunity to earn cash compensation in excess of the top of the market when Core Business and Division performance exceeds expectations.

2. Plan participants for each Plan year shall be selected by the Executive Compensation Committee (the "Committee") of the Board of Directors of The Progressive Corporation from those officers and regular employees of Progressive who are assigned primarily to the Core Business or a corporate support function as of December 1 of that Plan year. The gainsharing opportunity, if any, for those executive officers who participate in The Progressive Corporation 1995 Executive Bonus Plan will be provided by and be a component of that plan. The Plan shall be administered by or under the direction of the Committee.

3. Annual Gainsharing Payments under the Plan will be determined by application of the following formula:

         Annual Gainsharing Payment = Paid Earnings x Target Percentage x Performance Factor

4. Paid Earnings for any Plan year means the following items paid to a participant during the Plan year: (a) regular, vacation, sick, holiday, funeral and overtime pay, (b) lump sum merit adjustments based on performance and (c) retroactive payments of any of the foregoing items relating to the same Plan year.

         For purposes of the Plan, Paid Earnings shall not include any short-term or long-term disability payments made to the participant or the earnings replacement component of any worker's compensation award.

5. Target Percentages vary by position. Target Percentages for Plan participants typically are as follows:


                                                POSITION                                                 TARGET %
                           Division Presidents, Product Leaders and Corporate Support Team Members          60%

                           Community Managers                                                               50%

                           Senior Product Managers (PM's) and Senior Division Claims Managers               35%

                           Division DRG Members, Function Heads and PM's                                    25%

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
                                                        POSITION                                         TARGET %
                           Regional Claims Managers, Finance Managers, and Group Managers                   13%

                           Senior Professionals and Managers                                                10%

                           Professionals and Supervisors (e.g. CSR's, Claims Reps, etc.)                     8%


         Target Percentages may be changed with the approval of the Chief Operating Officer, Chief Human Resources Officer and the relevant process leader or product leader. Target Percentages also may be changed from year to year.

6.       The Performance Factor
         ----------------------

         A.      General
                 -------

                 The Performance Factor shall consist of a Profitability and Growth Component and a Cost Structure Improvement Component, as described below (the "Performance Components"). The Performance Components will be weighted to reflect the nature of the individual participant's assigned responsibilities.
                 The weighting factors may differ among participants and may be changed from year to year by or under the direction of the Committee.

         B.      Profitability and Growth Component
                 ----------------------------------

                 The Profitability and Growth Component measures overall operating performance of Progressive's core personal and commercial automobile insurance business ("Core Business"), as a whole, and the assigned Division or Product (if applicable), for the Plan year in respect of which an annual Gainsharing Payment is to be made. For purposes of computing a score for this Component, operating performance results are measured by the Gainsharing Matrix, as established by or under the direction of the Committee for the Plan year, which assigns a Profitability and Growth Score to various combinations of profitability (as measured by the GAAP combined ratio) and growth (based on year-to-year change in market share) outcomes. Market share is determined in terms of direct written premium. For the Core Business as a whole, the market means all personal auto premium and all commercial auto premium in the United States, plus personal auto premium in Ontario, Canada. For Personal Lines Divisions, the market means personal auto premium in active states. All market information shall be as published by A.M. Best Company, Inc., or other sources selected by the Committee.

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         C.      Cost Structure Improvement Component
                 -------------------------------------

                 The Cost Structure Improvement Component measures success in achieving cost structure improvement for the Core Business, as a whole, and for the assigned Division, if any. Results are reflected in a Cost Structure Improvement Score. For purposes of computing the Cost Structure Improvement Score, cost structure improvement is measured by comparing the sum of the GAAP Underwriting Expense Ratio ("Underwriting Expense Ratio") and Loss Adjustment Expense Ratio ("LAE Ratio") achieved for the Plan year (collectively, "Actual Expense Ratio") against defined expense objectives for that year, as established by or under the direction of the Committee ("Target Expense Ratio"). The Target Expense Ratio, including its individual components, may vary by Division and/or for the Core Business as a whole, and may be changed from year to year. For 1995, and for each Plan year thereafter until otherwise determined by the Committee, the Target Expense Ratio for the Core Business, as a whole, shall be 33, including a target LAE Ratio of 10 and a target Underwriting Expense Ratio of 23.

                 The Cost Structure Improvement Score will be computed in accordance with the following formula:

                 Cost Structure
                 Improvement = 1+ [Target Expense Ratio-Actual Expense Ratio]
                 Score            -------------------------------------------
                                                      4

         D.      Component Weighting
                 -------------------

                 Performance Components are weighted by Core Business and Division or Product, as applicable. The weighting factors may differ among participants and may be changed from year to year. For participants in the Core Business, the typical weighting shall be as follows:


                                                           -------------------------------------------
                                                                                Weighting
                                   -------------------------------------------------------------------
                                   Performance             Profitability       Cost
                                   Factor                  and Growth          Structure         Total
                                   -------------------------------------------------------------------
                                   Core Business           35%                 15%               50%
                                   Results
                                   -------------------------------------------------------------------
                                   Division Results        35%                 15%               50%
                                   -------------------------------------------------------------------
                                   Total                   70%                 30%               100%
                                   -------------------------------------------------------------------


                 There will typically be no Division Component for participants assigned to a corporate support function (such as Finance, Human Resources, Law and Information Services) and others who are not assigned primarily to a Division. Individualized programs may be developed if and to the extent

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                 deemed appropriate by the Company's Chief Executive Officer
                 ("CEO") or Chief Operating Officer ("COO").

                 The Performance Score for each Performance Component is multiplied by the assigned weighting factor to produce a Weighted Performance Score. The sum of the Weighted Performance Scores equals the Performance Factor. The final Performance Factor can vary from 0 to 2.0, based on actual performance versus pre-established objectives. In some cases, the performance score for a Performance Component may be above
                 2.0 or below 0. The individual scores (positive and negative, above 2.0 and below 0) are not adjusted, but go directly into the calculation of the Performance Factor, which is capped at 0 and 2.0.

7.A. Subject to Paragraph 8 below, no later than December 31 of each Plan year, each participant with a Target Percentage of 8% or 10% will receive an initial payment in respect of his or her Gainsharing Payment for such Plan year equal to 80% of an amount calculated on the basis of Paid Earnings for the first 11 months of the Plan year, performance data through such 11 month period (estimated, if necessary) and one month of forecasted operating results. No later than February 15 of the following year, each such participant shall receive the balance of his or her Gainsharing Payment, if any, for such Plan year, based on his or her Paid Earnings for the entire Plan year and performance data for the Plan year, including the Company's best estimate of Core Business market share growth.

  B. Subject to Paragraph 8 below, no later than February 15 of the year immediately following the Plan year for which a Gainsharing Payment is to be made, each participant with a Target Percentage of 13% or greater will receive a payment in respect of his or her Gainsharing Payment for such Plan year in an amount equal to 90% of his or her estimated Gainsharing Payment for such year ("Estimated Payment"), calculated on the basis of Paid Earnings for the entire Plan year and actual performance data for such Plan year, including the Company's best estimate of Core Business market share growth for the Plan year. The balance of the Gainsharing Payment for such Plan year, if any, will be made to each such participant no later than the following September 30 or, if later, within thirty (30) days following the Company's receipt of all market share information necessary to compute final Gainsharing Payment amounts for such Plan year. Each participant who is employed by the Company as of the date of the final Gainsharing Payment determination and who has a Target Percentage of 13% or greater is required to return to the Company no later than thirty (30) days following receipt of written notice from the Company the amount, if any, by which the Estimated Payment made to such participant for such Plan year exceeds the actual Gainsharing Payment to which such participant is entitled. If any such participant fails to return such excess payment when and as required, the Company shall have the right to setoff such obligation against any other sum then or thereafter owed by the Company to such participant, whether under this Plan or otherwise.


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8.       Unless otherwise determined by the Committee or as provided at
         Paragraph 10 hereof, in order to be entitled to receive any portion of an annual Gainsharing Payment for any Plan year, the participant must be employed by Progressive on the payment date for such portion of the annual Gainsharing Payment. Gainsharing Payments will be net of any legally required deductions for federal, state and local taxes and other items.

9. The right to any annual Gainsharing Payment hereunder shall not be transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

10. The Plan shall be administered by or under the direction of the Committee. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion, deem advisable.

         The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations hereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

         All of the authority of the Committee hereunder (including, without limitation, the authority to administer the Plan, select the persons to participate herein, interpret the provisions thereof, waive any of the requirements specified herein and make determinations hereunder and to establish, change or modify Performance Components and their respective weighting factors, performance targets and Target Percentages) may be exercised by the CEO or the COO.

11. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion.

12. The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

13. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change their job duties or compensation.

14. Progressive shall have the unrestricted right to set off against or recover out of any annual Gainsharing Payment or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

15. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable by or due from Progressive. Without limiting the generality of the foregoing, this

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         Plan supersedes and replaces The Progressive Corporation 1994
         Gainsharing Plan, as heretofore in effect (the "Prior Plan"), which is and shall be deemed to be terminated as of December 31, 1994 (the "Termination Date"); provided, that any bonuses or other sums earned under the Prior Plan prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.

16. This Plan is adopted, and is to be effective, as of January 1, 1995. This Plan shall be effective for 1995 and for each calendar year thereafter unless and until terminated by the Committee.

17. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.




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                 FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION
                             1995 GAINSHARING PLAN



WHEREAS, The Progressive Corporation 1995 Gainsharing Plan is maintained pursuant to a plan document that became effective January 1, 1995 ("Plan"); and


WHEREAS, it is deemed desirable to amend the Plan to conform to existing practice;


NOW, THEREFORE, the Plan is hereby amended as follows:

         1.      The following is hereby added at the end of Section 4 of the
                 Plan:

                 "Notwithstanding the foregoing, if the sum of the regular, holiday, vacation, sick and funeral pay received by a participant during a Plan year exceeds his/her salary range maximum for that Plan year, then his/her Paid Earnings for that Plan year shall equal his/her salary range maximum, plus any of the following items received by such participant during that Plan year: (i) overtime pay, (ii) retroactive payments of regular, holiday, vacation, sick, overtime and funeral pay and
                 (iii) lump sum merit adjustments."

         2. Except as expressly set forth in this Amendment, the Plan, as heretofore in effect, shall remain unchanged and continue in full force and effect.


IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on this 8th day of December, 1995.


                                        THE PROGRESSIVE CORPORATION



                                        By:  /s/ David M. Schneider
                                          ----------------------------------
                                             David M. Schneider, Secretary